                                                                    EXHIBIT 10.8

                       LOAN SALE AND PURCHASE AGREEMENT


     Loan Sale and Purchase Agreement ("Agreement"), dated as of March 14, 1997, between Orinda Management Company (the "Seller") and Atherton Franchisee Loan Funding 1997-A LLC (the "Purchaser").

     The Seller agrees to sell and the Purchaser agrees to purchase certain loans made to owners or lessees of franchised restaurant concepts identified on the schedule (the "List of Loans") annexed hereto as Exhibit 1 (the "Loans") as described herein. The Loan Documents will be held and the Loans will be serviced pursuant to a Servicing and Custodial Agreement (the "Servicing Agreement") to be dated as of March 14, 1997, by and among the Purchaser, Bankers Trust Company (in its capacity as servicer thereunder, the "Servicer", and in its capacity as custodian thereunder, the "Custodian"), Atherton Capital Incorporated ("Atherton") and First Bank National Association, as indenture trustee (the "Indenture Trustee") under the Indenture (as defined below).

     The Purchaser will pledge, among other things, the Loans and the Loan Collateral to the Indenture Trustee pursuant to an Indenture of Trust (the "Indenture") to be dated as of March 14, 1997. The Purchaser will issue its Atherton Franchisee Loan Notes, Series 1997-A, pursuant to the Indenture. Pursuant to the Master Custodial Agreement to be dated as of March 1, 1997 between Bankers Trust Company, as note custodian, and the Seller, as depositor, the Seller will exchange the Class A Notes for Class A Custody Receipts and Class A-IO Custody Receipts (together, the "Custody Receipts").

     The Seller intends to sell the Class B Notes and the Class C Notes to certain qualified institutional buyers. Pursuant to a Placement Agent Agreement dated March 14, 1997 (the "Placement Agent Agreement") with Lehman Brothers Inc. (the "Placement Agent"), the Placement Agent will offer the Class B Notes and Class C Notes, as well as the Custody Receipts to be sold by the Seller, for sale to certain qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act of 1933. Such securities are described in a Private Placement Memorandum dated as of March 14, 1997 (the "Memorandum").

     Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Indenture.

     In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

     SECTION 1.  Agreement to Purchase.  The Seller agrees to sell, and the
                 ---------------------
Purchaser agrees to purchase, on the date hereof and on a servicing released basis, the Loans. The Loans have an aggregate principal balance as of the close of business on the Cut Off Date, after giving effect to any payments due before such date, whether or not received, of $97,276,237.82. The consideration paid by the Purchaser for the Loans is $48,698,000 principal amount of Class A-1 Notes, $35,931,000 principal amount of Class A-2 Notes, 100% of each of the Class A

Membership Interests and Class C Membership Interests in the Purchaser, and $7,128,893.66 in immediately available funds.

     On the date hereof, the Purchaser will pledge and assign to the Indenture Trustee pursuant to the Indenture, all of its right, title and interest in and to the Loans and its rights under this Agreement, and the Indenture Trustee shall succeed to such right, title and interest in and to the Loans and the Purchaser's rights under this Agreement.

     SECTION 2. Conveyance of Loans; Assignment and Assumption. The Seller does
                ----------------------------------------------
hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Loans, the Loan Files and other Loan Documents, together with all escrow deposits related thereto. In connection with such transfer and assignment, except for certain UCC financing statements, Mortgages and Leasehold Mortgages dispatched for filing or recordation, as described in Section 2 of the Atherton Loan Sale and Purchase Agreement (defined below), the Seller has caused to be delivered to the Custodian, on behalf of the Purchaser, on or prior to the date hereof, all of the Loan Files.

     The Seller hereby transfers and assigns to the Purchaser all of the right, title and interest of the Seller under that certain Loan Sale and Purchase Agreement (the "Atherton Loan Sale and Purchase Agreement") dated as of March 14, 1997, between the Seller, as purchaser, and Atherton, as seller, and attached hereto as Exhibit 2. Atherton will deliver the original Promissory Notes to the Custodian, on behalf of the Purchaser, endorsed in blank, to effect the transfer to the Purchaser of the Promissory Notes and all related Mortgages and other Loan Documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages and assignments of UCC financing statements, Atherton has executed and recorded or filed assignments of mortgages and assignments of UCC financing statements naming the Indenture Trustee on behalf of the Noteholders as assignee. Notwithstanding the fact that the assignments of mortgages and the assignments of UCC financing statements name the Indenture Trustee on behalf of the Noteholders as assignee, the parties hereto acknowledge and agree that the Loans shall for all purposes be deemed to have been transferred from Atherton to the Seller, from the Seller to the Purchaser and from the Purchaser to the Indenture Trustee on behalf of the Noteholders.

     The Indenture Trustee, as assignee or pledgee of the Purchaser for the benefit of the holders of the Notes, shall be entitled to all scheduled payments of principal due after the Cut Off Date, all other payments of principal collected after the Cut Off Date (other than scheduled payments of principal due on or before the Cut Off Date) and all payments of interest on the Loans allocable to the period commencing on the Cut Off Date.

     Upon the sale of the Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Promissory Note, Mortgage, Leasehold Mortgage and the other contents of the related Loan File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to the Custodian. The Seller's records shall reflect the transfer of each Loan to the Purchaser and its assigns as a sale.

     It is the express intent of the parties hereto that the conveyance of the Loans and related property to the Purchaser, by the Seller as provided in this
Section 2 be, and be construed as, an absolute sale of the Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Loans or any related property is held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Loans or any related property, then:

      (i) this Agreement shall be deemed to be a security agreement; and

     (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser, of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

          (A) All accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and uncertificated securities consisting of, arising from or relating to any of the following property: the Loans including the Promissory Notes, the related Leasehold Mortgages, the related Mortgages, the related Security Agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable on and after the Cut Off Date, and the Loan Files;

          (B) All accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, uncertificated securities, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

          (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above and all products, rents and profits of such property.

     The possession by the Purchaser or its designee of the Promissory Notes, the Leasehold Mortgages, the Mortgages and such other goods, letters of credit, advises of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in the relevant jurisdiction.

     Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser or its designee for the purpose of perfecting such security interest under applicable law.

     The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

     SECTION 3. Examination of Loan Files and Due Diligence Review.  On or
                --------------------------------------------------
prior to the date hereof, the Seller shall have caused to be delivered to the Custodian, Loan Files with respect to the Loans. The fact that the Custodian has conducted or has failed to conduct any partial or complete examination of the Loan Files for the Loans shall not affect the right of the Purchaser or the Indenture Trustee to cause the Seller to enforce Atherton's obligation to cure any Material Document Defect or Material Breach (each as defined in the Atherton Loan Sale and Purchase Agreement), or to repurchase or replace the defective Loans pursuant to Section 5 of the Atherton Loan Sale and Purchase Agreement.

     SECTION 4. Representations and Warranties of the Seller and the Purchaser.
                --------------------------------------------------------------

          (a) To induce the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Seller as of the date hereof:

          (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority and legal right to own the Loans and to transfer and convey the Loans to the Purchaser and has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and (assuming the due authorization, execution and delivery hereof by the Purchaser) this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby.

          (iv) Neither the transfer of the Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's certificate of incorporation or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or which may be applicable to the Seller or any of its assets, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets.

           (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened against the Seller before any court, administrative agency or other tribunal.

          (vi) The form of this Agreement and the related instruments of transfer are in form sufficient to transfer all rights, title and interest in and to the Loans to the Purchaser. The Seller has given or caused to be given all notices legally necessary to be given by the Seller to effect the sale of the Loans. The sale of the Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Loans to the Purchaser.

         (vii) The transfer of the Loans to the Purchaser will be treated by the Seller for financial accounting and reporting purposes as a sale of assets.

        (viii) The Seller's principal place of business and chief executive office is in the State of New York.

          (ix) The Seller is not insolvent and will not be rendered insolvent as a result of the transactions contemplated hereby and it has not entered into this Agreement with any intent to hinder, delay or defraud any of its creditors.

           (x) The Seller has not caused or permitted any impairment of its title to, or beneficial ownership of, any Loan or the related Loan Documents, or granted any security interests, options, encumbrances or rights of others in or to any Loan or the related Loan Documents.

           Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Promissory Notes.

           (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

           (i) The Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

          (ii) The Purchaser has full power and authority to acquire the Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         (iii) The execution and delivery of this Agreement by the Purchaser and its performance of and compliance with the terms of this Agreement will not violate the Purchaser's certificate of formation or limited liability company agreement or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement or instrument to which the Purchaser is a party or which may be applicable to the Purchaser or its assets.

          (iv) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court, or any order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

           (v) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal.

           Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Loans.

     SECTION 5. Closing. The closing of the sale of the Loans shall be held at
                -------
the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103 at 10:00 a.m. (New York time) on the date hereof.

          The closing shall be subject to each of the following conditions:

               (a) All of the representations and warranties of the Seller specified in Section 4 of this Agreement shall be true and correct as of the date hereof.

               (b) All Closing Documents specified in Section 6 of this Agreement, in such forms as are agreed upon and acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

               (c) All other terms and conditions of this Agreement required to be complied with on or before the date hereof shall have been complied with and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the date hereof.

               (d) The Notes and the Custody Receipts shall have been assigned ratings by the Rating Agencies that are at least as high as those specified in the Memorandum.

               (e) The Placement Agent shall not have terminated the Placement Agent Agreement.

          The Seller and the Purchaser agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Loans on the date hereof. If any of the foregoing conditions is not satisfied by the Seller, other than as a result of bad faith nonperformance on the part of the Purchaser, the Purchaser shall be entitled to terminate this Agreement (exclusive of any payment or reimbursement obligations of the Seller hereunder).

     SECTION 6. Closing Documents. The Closing Documents shall consist of the
                -----------------
following:

               (a) This Agreement duly executed by the Purchaser and the Seller.

               (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the date hereof, and upon which the Purchaser and its successor and assigns may rely, to the effect that the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the date hereof.

               (c) True, complete and correct copies of the Seller's certificate of incorporation and by-laws;

               (d) A good standing certificate of the Seller from the Secretary of State of Delaware, dated not earlier than 30 days prior to the date hereof.

               (e) A certificate of the Secretary of the Seller, dated the date hereof, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the date hereof in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

               (f) An opinion of Orrick, Herrington & Sutcliffe LLP, special counsel to the Seller, dated the date hereof and in the form attached hereto as Exhibit 3.

               (g) Such other opinions of counsel as the Rating Agencies or the Credit Enhancer may request in connection with the sale of the Loans by the

          Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

               (h) A letter from KPMG Peat Marwick LLP, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum under the caption "The Pool" agrees with the records of the Seller.

               (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 7. Notices. All communications provided for or permitted hereunder
                -------
shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in
(a), (b) or (c), if (i) to the Purchaser, addressed to the Purchaser, care of Orinda Management Company at Two Wall Street, New York, New York 10005,
Attention: Managing Member (or such other address as may hereafter be furnished in writing by the Purchaser); (ii) if to the Seller, addressed to the Seller at Two Wall Street, New York, New York 10005, Attention: David Elder (or to such other address as the Seller may designate in writing); or (iii) if to the Indenture Trustee or the Credit Enhancer, at their respective addresses set forth in the Indenture (or to such other address as the Indenture Trustee or the Credit Enhancer may designate in writing).

     SECTION 8. Severability of Provisions. Any part, provision, representation,
                --------------------------
warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 9. Further Assurances. The Seller and the Purchaser each agree to
                ------------------
execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     SECTION 10. Survival. The Seller agrees that the representations,
                 --------
warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Loans and shall continue in full force and effect until the Seller ceases to exist pursuant to the terms of its certificate of incorporation and by-laws, notwithstanding any restrictive or qualified endorsement on the Promissory Notes and notwithstanding subsequent termination of this Agreement.

     SECTION 11. GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES,
                 -------------
OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK AND THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL AND CONSENT TO THE JURISDICTION OF ANY NEW YORK STATE COURT OF COMPETENT JURISDICTION. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

     SECTION 12. Benefits of Loan and Sale Purchase Agreement. This Agreement
                 --------------------------------------------
shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns.

     SECTION 13. No Petition.  Neither the Seller nor the Purchaser shall
                 -----------
file a bankruptcy petition against the other in connection with any obligations arising from this Agreement.

     SECTION 14. Credit Enhancer as Third-Party Beneficiary.  The Credit
                 ------------------------------------------
Enhancer is a third-party beneficiary of this Agreement entitled to enforce its rights hereunder as if actually a party hereto. Any right conferred upon the Credit Enhancer shall be suspended during any period in which the Credit Enhancer is in default (as defined in Section 11.3 of the Indenture). During any period of suspension, the Credit Enhancer's rights hereunder shall vest in the Noteholders and shall be exercisable by the Majority-in-Interest (unless specified otherwise in a particular provision of the Indenture). At such time as the Class A Notes are no longer Outstanding under the Indenture and the Credit Enhancer has been paid all Credit Enhancement Premiums, reimbursable expenses and Credit Enhancement Reimbursement Amounts, the Credit Enhancer's rights hereunder shall terminate.

     Unless the Class A Notes are no longer Outstanding under the Indenture and the Credit Enhancer has been paid all Credit Enhancement Premiums, reimbursable expenses and Credit Enhancement Reimbursement Amounts, or the Credit Enhancer is in default (as defined in Section 11.3 of the Indenture), (i) this Agreement shall not be amended without the consent of the Credit Enhancer, and (ii) any notices to be sent pursuant to this Agreement also shall be sent to the Credit Enhancer at the address provided in the Indenture.

     SECTION 15. Miscellaneous. This Agreement may be executed in two or more
                 -------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the

Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

          IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective duly authorized officers as of the date first above written.


                              ORINDA MANAGEMENT COMPANY


                              By:/s/ David L. Elder
                                 ------------------
                              Name:  David L. Elder
                              Title: President


                              ATHERTON FRANCHISEE LOAN FUNDING
                              1997-A LLC

                              By:  ORINDA MANAGEMENT COMPANY,
                                    as Managing Member



                              By:/s/ David L. Elder
                                 ------------------
                              Name:  David L. Elder
                              Title:   President